UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

__________________________

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 29, 2016, The McClatchy Company (the “Company”) appointed Maria Thomas, an early product leader at Amazon.com, a former leader at NPR Digital and most recently the interim CEO and strategic advisor to Glamsquad, a NYC-based startup offering beauty services on demand, to its Board of Directors (the “Board”) as a Class B Director effective August 15, 2016. It has not yet been determined on which Board committees, if any, Ms. Thomas will serve.

In connection with her service as a director, Ms. Thomas will receive the Company’s standard fees paid to outside directors, with the cash retainer pro-rated to reflect her term of service. A description of outside director fees is set forth in the section entitled “Director Compensation Arrangements” in the Company’s proxy statement filed April 4, 2016, which section is incorporated herein by reference.

There are no arrangements or understandings between Ms. Thomas and any other person pursuant to which Ms. Thomas was appointed as a director of the Company, and there are no transactions in which Ms. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Thomas is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of The McClatchy Company, dated August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 1, 2016	The McClatchy Company

/s/ R. Elaine Lintecum
	By:	R. Elaine Lintecum
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of The McClatchy Company, dated August 1, 2016.